Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-162407) of Select Medical Holdings Corporation of our report dated March 17, 2010, relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
March 17, 2010